Exhibit 5.1

October 22, 2012

Cancer Genetics, Inc.

201 Route 17 North

2nd Floor

Rutherford, NJ 07070

Ladies and Gentlemen:

We have acted as counsel for Cancer Genetics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (File No. 333-178836) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer, issuance and sale by the Company of up to 5,750,000 shares (the “Shares”) of common stock par value $0.0001 per share (the “Common Stock”), including up to 750,000 shares for which the underwriters have been granted an over-allotment option. The Shares are to be sold by the Company pursuant to an underwriting agreement among the Company and the Underwriters named therein (the “Underwriting Agreement”), the form of which has been filed as Exhibit 1.1 to the Registration Statement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the form of the Certificate of Incorporation of the Company to be filed with the Secretary of the State of Delaware prior to the consummation of the initial public offering contemplated by the Registration Statement, filed as Exhibit 3.2 to the Registration Statement, (ii) the form of the Bylaws of the Company to be effective prior to the consummation of the initial public offering contemplated by the Registration Statement, to be filed as Exhibit 3.4 to the Registration Statement, (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the form of Underwriting Agreement; (vi) the form of Common Stock certificate of the Company; and (vii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that when (i) the Registration Statement has been declared effective pursuant to the Securities Act; (ii) a duly appointed committee of the Board of Directors of the Company determines the price per share of the Shares; (iii) the Underwriting Agreement has been duly executed and delivered; and (iv) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid by the Underwriters as contemplated by the Underwriting Agreement at a price per share approved by the Company’s Board of Directors or a duly authorized committee thereof, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. We assume no obligation to advise you of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act with respect to the Shares. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lowenstein Sandler PC

Lowenstein Sandler